                                   APW LTD.

                                      and

                               FIRSTAR BANK N.A.

                                as Rights Agent


                               RIGHTS AGREEMENT

                           Dated as of July 17, 2000

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
1.  Certain Definitions.....................................................   4

2.  Appointment of Rights Agent.............................................   8

3.  Issue of Rights Certificates............................................   9

4.  Form of Rights Certificates.............................................  10

5.  Countersignature and Registration.......................................  11

6.  Transfer, Split Up, Combination and Exchange of Rights Certificates;
     Mutilated, Destroyed, Lost or Stolen Rights Certificates...............  11

7.  Exercise of Rights; Purchase Price; Expiration Date of Rights...........  12

8.  Cancellation and Destruction of Rights Certificates.....................  14

9.  Reservation and Availability of Common Shares...........................  14

10. Preferred Shares Record Date............................................  16

11. The Flip-In.............................................................  16

12. The Flip-Over...........................................................  17

13. Adjustment .of Purchase Price, Number and Kind of Shares or
     Number of Rights.......................................................  20

14. Fractional Rights and Fractional Shares.................................  25

15. Rights of Action........................................................  26

16. Agreement of Rights Holders.............................................  26

17. Rights Holder Not Deemed a Shareholder..................................  27

18. Concerning the Rights Agent.............................................  27

19. Merger or Consolidation or Change of Name of Rights Agent...............  28

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
20.  Duties of Rights Agent.................................................  28

21.  Change of Rights Agent.................................................  30

22.  Issuance of New Rights Certificates....................................  31

23.  Redemption and Termination.............................................  31

24.  Exchange...............................................................  32

25.  Notice of Certain Events...............................................  33

26.  Notices................................................................  34

27.  Supplements and Amendments.............................................  35

28.  Determination and Actions by the Board of Directors....................  35

29.  Successors.............................................................  36

30.  Benefits of this Agreement.............................................  36

31.  Severability...........................................................  36

32.  Governing Law..........................................................  36

33.  Counterparts...........................................................  36

34.  Descriptive Headings...................................................  36


EXHIBITS
--------

EXHIBIT A -- Form of Preferred Stock Designation
EXHIBIT B -- Form of Rights Certificate
EXHIBIT C -- Form of Rights Summary

                               RIGHTS AGREEMENT

     RIGHTS AGREEMENT, dated as of July 17, 2000 (the "AGREEMENT"), between APW LTD., a Bermuda corporation (the "COMPANY"), and FIRSTAR BANK N.A. (the "Rights Agent").

                             W I T N E S S E T H:

     WHEREAS, on July 17, 2000 the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as defined below) for each outstanding share of common stock, par value $.01 per share, of the Company (the "COMMON SHARES") outstanding on July 21, 2000 (the "RECORD DATE"), and the issuance of one Right for each Common Share of the Company issued between the Record Date and the Separation Date and one Right for each Common Share of the Company issued upon exercise of stock options granted prior to the Separation Date or under any employee plan or arrangement established prior to the Separation Date, each Right representing the right to purchase one one-ten thousandth (1/10,000) share of Preferred Shares, upon the terms and subject to the conditions hereinafter set forth (the "RIGHTS");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial owner (as hereinafter defined) of 15% or more of the Common Shares then outstanding and shall include all Affiliates and Associates of such Person, but shall not include the (i) Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or (iv) any Person or entity holding Common Shares organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person as a result of an acquisition of Common Shares by the Company which by reducing the number of shares outstanding increases the proportionate number of shares beneficially owned to 15% or more of the Common Shares then outstanding; provided further
                                                            --------
that such Person nonetheless shall become an Acquiring Person in the event such Person (together with Affiliates and Associates of such Person) thereafter acquires an additional 1% of the Common Shares then outstanding.

     (b) "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     (c) "ASSOCIATE" shall mean, with respect to a specified Person, (i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision), (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

     (d) "BENEFICIAL OWNERSHIP" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under Exchange Act (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

          (i) which such Person or any Affiliate or Associate thereof beneficially owns, directly or indirectly;

          (ii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of the Rights;

          (iii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act; or
     (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (e)) or disposing of any voting securities of the Company.

     Nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Bermuda are authorized or obligated by law or executive order to close.

     (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., Central Standard time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Central Standard time, on the next succeeding Business Day.

     (g) "CLOSING PRICE" of any security on any given day shall be the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.

     (h) "COMMON SHARES" shall mean the common stock, par value $.01 per share, of the Company; and "COMMON SHARES" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (i) "CURRENT MARKET PRICE" of any security on any given day shall be deemed to be the average of the daily Closing Prices per share or other trading unit of such security for 10 consecutive Trading Days (as hereinafter defined) immediately preceding such date; provided, however, that with respect to shares of capital stock, in the event that the current market price per share of the capital stock is determined during a period following the announcement of (i) a dividend or distribution on the capital stock payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the capital stock, and prior to the expiration of the requisite 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the Current Market Price, shall be properly adjusted to take into account ex-dividend trading; and provided further that if the security is not publicly held or not so listed or traded, Current Market Price per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.

     (k) "EXCHANGE DATE" shall mean the date at which the Rights are exchanged as provided in Section 24 of this Agreement.

     (l) "EXPIRATION DATE" shall mean the Close of Business on July 17, 2010, subject to extension as provided in this Agreement.

     (m)  "FLIP-IN EVENT" shall mean any Person becoming an Acquiring Person.

     (n) "FLIP-OVER EVENT" shall mean any of the events described in Section 12(a) of this Agreement.

     (o) "PERSON" shall mean any individual, firm, corporation, partnership or other entity and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act (or any successor rule or statutory provision).

     (p) "PREFERRED SHARES" shall mean the Series A Junior Participating Preferred Stock, $.01 par value, of the Company, which series shall have the powers, rights and preferences as determined by the board of directors of the Company in accordance with the Company's Bye-laws.

     (q) "PURCHASE PRICE" shall mean with respect to each Right, the price set forth in Section 7(b) of this Agreement (subject to adjustment).

     (r) "PRINCIPAL PARTY" shall have the meaning set forth in Section 12(b) of this Agreement.

     (s) "REDEMPTION DATE" shall mean the time at which the Rights are ordered to be redeemed pursuant to Section 23 of this Agreement.

     (t) "SEPARATION DATE" shall mean the earlier of (i) the tenth day after the Stock Acquisition Date (as hereinafter defined) or (ii) the tenth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Shares organized, appointed or established by the Company for or pursuant to the terms of any such plan), if upon consummation thereof, such Person would be the Beneficial Owner of 50% or more of the Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

     (u) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company, an Acquiring Person or otherwise, that an Acquiring Person, has become such.

     (v) "SUBSIDIARY" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

     (w) "TRADING DAY," with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (x)  "TRIGGERING EVENT" shall mean a Flip-In Event or a Flip-Over Event.

     Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 of this Agreement, shall prior to the Separation Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates.

     (a) Until the Separation Date, (i) the Rights will be evidenced by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company).

     (b) As soon as practicable after the Separation Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Separation Date, at the address of such holder shown on the records of the Company, a Rights certificate (the "RIGHTS CERTIFICATE"), evidencing one Right (as adjusted from time to time prior to the Separation Date pursuant to this Agreement) for each Common Share so held. As of and after the Separation Date, the Rights will be evidenced solely by Rights Certificates.

     (c) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "SUMMARY OF RIGHTS"), by first-class, postage prepaid mail to each record holder of the Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

     (d) Certificates for the Common Shares issued after the Record Date, but prior to the earlier of the Separation Date or the Expiration Date (as hereinafter defined), shall be deemed also to be certificates for Rights, and shall bear the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between APW Ltd. (the "Company") and Firstar Bank N.A., dated as of July 17, 2000, as it may be amended from time to time, (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
     Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) become null and void and the holder of such Rights (including any subsequent holder) shall not have any right to exercise the Rights.

            Rights shall not be exercisable in any jurisdiction if (i) such exercise is not permitted under applicable law or (ii) a prospectus or registration statement in respect of the Rights shall not have been filed or declared effective in Bermuda.

     (e) After the Separation Date, but prior to the Expiration Date, Rights shall be issued in connection with the issuance of Common Shares upon the exercise of stock options granted prior to the Separation Date or pursuant to other benefits under any employee plan or arrangement established prior to the Separation Date; provided, however, that if, pursuant to the terms of any option or other benefit plan, the number of shares issuable thereunder is adjusted after the Separation Date, the number of Rights issuable upon issuance of the shares shall be equal only to the number of shares which would have been issuable prior to the adjustment.

     Section 4.  Form of Rights Certificates.

     (a) The Rights Certificates (and the form of election to purchase shares and form of assignment) shall be in substantially the form attached hereto as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Shares which shall be set forth therein at the Purchase Price set forth therein, subject to adjustment as provided in this Agreement.

     (b) Any Rights Certificate issued pursuant to Section 3(a) of this Agreement that represents Rights beneficially owned by an Acquiring Person or that represents any Rights owned on or after the Separation Date by any Person who subsequently becomes an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or to any nominee of such Acquiring Person and any Rights Certificate issued pursuant to
Section 6 or Section 13 of this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

            The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

     Section 5.  Countersignature and Registration.

     (a) The Rights Certificates shall be executed on behalf of the Company by the Chairman of its Board of Directors, its President, its Secretary, or any Vice President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights Certificate shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before counter-signature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at one of its offices, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each of the Rights Certificates, and the certificate number and the date of each of the Rights Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

     (a) Subject to the provisions of Section 14 of this Agreement, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities, cash or other property, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Until the Separation Date, no Right may be exercised. Each Right shall entitle (except as otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Separation Date and prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date, one Common Share, subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement, payable in lawful money of the United States of America in accordance with Paragraph (c) below.

     (b) Subject to Section 7(e), Section 23(a) and Section 24 of this Agreement, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date. The Purchase Price for each Common Share purchasable pursuant to the exercise of a Right shall initially be $225.00 (Two hundred-twenty five & 00/100 dollars), and shall be payable in lawful money of the United States of America in accordance with Paragraph (c) below. The Purchase Price and the number of Common Shares to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 13 of this Agreement.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares (or cash or other assets as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly:

            (i)(A) requisition from any transfer agent of the Common Share certificates for the total number of shares of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of shares of Preferred Shares as are to be purchased (in which case certificates for the shares of Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request;

            (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 of this Agreement;

            (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

            (iv) after receipt, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and
Section 14 of this Agreement.

     (e) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of the earlier of (x) the date on which the Board of Directors of the Company decides to exchange the Rights pursuant to Section 24 of this Agreement and (y) a Triggering Event, any unexercised Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall immediately become permanently null and void without any further action, and no holder of such Rights shall have any right whatsoever with respect to such Rights under this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) of this Agreement are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

     (g) The existence of these Rights does not constitute an offer to, and may not be exercised by, any Person unless and until a prospectus has been filed with the appropriate government authority in Bermuda.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Common Shares.

     (a) The Company covenants and agrees to ensure that the authorised capital is available at all times out of its authorized and unissued shares of Preferred Shares (and/or other shares of capital stock or securities) or its authorized and issued shares of Preferred Shares (and/or other shares of capital stock or securities) held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Shares (and/or other shares of capital stock or securities) that will be sufficient to permit the exercise in full of all Rights from time to time outstanding.

     (b) So long as the shares of Preferred Shares (and/or other shares of capital stock or securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its reasonable efforts to cause, from and after the time the Rights become exercisable, all shares to be listed on such exchange upon official notice of issuance upon such exercise.

     (c)  The Company shall use its best efforts to:

          (i) file, as soon as practicable following the earlier of the Separation Date or as soon as is required by law, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form;

          (ii) cause such registration statement to become effective as soon as practicable after the filing; and

          (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of (A) the date as of which Rights are no longer exercisable for such securities, (B) the Expiration Date and (C) the Redemption Date.

     The Company will also take all action necessary to ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained and, if applicable, until a registration statement has been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any Common Shares (and/or other shares of capital stock of securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of any certificate for shares of Preferred Shares (and/or other shares of capital stock of securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or the issuance or delivery of any certificates for shares of Preferred Shares (and/or other shares of capital stock of securities, as the case may be), upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for shares of Preferred Shares (and/or other shares of capital stock of securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Shares (and/or other shares of capital stock of securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (and/or other shares of capital stock of securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (and/or other shares of capital stock of securities, as the case may be) transfer books of the Company are open.

     Section 11. The Flip-In. (a) In the event any Person shall become an Acquiring Person, then, subject to the provisions of Section 24 of this Agreement, each holder of a Right, except as provided below and in Section 7(e) of this Agreement, shall thereafter have a right to receive, upon exercise of the Right at the then current Purchase Price, in accordance with the terms of this Agreement, in lieu of one Common Share per Right held, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per share of the Common Shares on the date such Person first becomes an Acquiring Person (such number of shares being herein referred to as the "ADJUSTMENT SHARES").

     (b) In the event that there shall not be sufficient treasury shares or authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, that if the Company is unable to cause the authorization of a sufficient number of additional Common Shares, then, in the event the Rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which the Company is a party, shall, upon the exercise of such Rights,

          (i)  pay an amount in cash equal to the excess of (A) the product of
     (1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Shares (such product being herein referred to as the "CURRENT VALUE"), over (B) the Purchase Price, in lieu of issuing Common Shares and requiring payment therefor, or

          (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value, where the value of such securities shall be determined by a recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or

          (iii) deliver any combination of cash, property, Common Shares and/or other securities having the requisite value, and require payment of all or any requisite portion of the Purchase Price.

     To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii), or (iii) of the proviso of this Section 11(b), a majority of the directors of the Company may suspend the exercisability of the Rights for a period of up to 60 days following the date such Person first becomes an Acquiring Person, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

     Section  12.  The Flip-Over.

     (a) In the event that, following the Stock Acquisition Date, directly or indirectly:

          (w) the Company shall consolidate with, or merge with and into, any other Person; or

          (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

          (y) the Company shall effect a share exchange in which all or part of the Common Shares of the Company shall be changed into (including, without limitation, any conversion into or exchange for) securities of any other Person, cash or any other property; or

          (z) the Company shall sell, lease, exchange, mortgage, pledge or otherwise transfer (or one or more of its Subsidiaries shall sell, lease, exchange, mortgage, pledge or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons then, and in each such case, subject to the provisions of Section 24 of this Agreement,

          (i) each holder of a Right, except as provided in Section 7(e) of this Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradeable common stock of the Principal Party, free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of Common Shares for which a Right is then exercisable (or the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the common stock of such Principal Party on the date of consummation of the Flip-Over Event;

          (ii) all common stock of any Person for which any Right may be exercised after consummation of a business combination as provided in this
     Section 12(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued and fully paid and nonassessable;

          (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

          (iv) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 13 hereof shall apply to such Principal Party; and

          (v) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights.

     (b)   "PRINCIPAL PARTY" shall mean:

          (i) in the case of any transaction described in (w), (x) or (y) of the first sentence of Section 12(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted or exchanged in such merger, consolidation or other business combination, and if no securities are so issued, the Person that is the other party to the merger, consolidation or other business combination; and

          (ii) in the case of any transaction described in (z) of the first sentence in this Section 12(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under the Exchange Act, as then in effect, and such Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value.

     (c) The Company shall not consummate any Flip-Over Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 12 and further providing that, as soon as practicable after the date of any Flip-Over Event, the Principal Party will:

          (i) prepare and file at its own expense a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of the Expiration Date, the Exchange Date and the Redemption Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The Principal Party shall temporarily suspend, for a period of time not to exceed 90 days following the occurrence of a Flip-Over Event, the exercisability of the Rights in order to prepare and file the registration statement referred to in clause (i) above, and the Expiration Date shall be extended by the number of days of such suspension. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

     Section 13. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.

     (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend or make a distribution on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares into a larger number of shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such event, except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares or capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Rights (except as provided in Section 7(e) of this Agreement) exercised on or after such time shall be entitled to receive upon payment of the Purchase Price in effect immediately prior to such date, the aggregate number and kind of Common Shares or capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Company were open, that holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) of this Agreement and this Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) of less than the Current Market Price per Common Share on such record date, the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction,

          (1) the numerator of which shall be the number of Common Shares outstanding on the record date, plus the number of Common Shares which the aggregate exercise price of the total number of Common Shares which are obtainable upon the exercise of the rights, options or warrants (and/or the aggregate initial conversion price of the convertible securities so offered) would purchase at the Current Market Price; and

          (2) the denominator of which shall be the number of Common Shares outstanding on the record date, plus the number of additional Common Shares which may be obtained upon exercise of the rights, options or warrants (or into which the convertible securities so offered are initially convertible).

If the subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that rights, options or warrants are not issued following an adjustment, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if the record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Shares, but including any dividend payable in stock other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

          (1) the numerator of which shall be the Current Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share; and

          (2) the denominator of which shall be such Current Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

     (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the earliest of the Expiration Date, the Exchange Date and the Redemption Date.

     (e) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Rights thereafter exercised shall become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 13(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 12 and 14 of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

     (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

     (g)  Unless the Company shall have exercised its election as provided in
Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten-thousandth) obtained by

          (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and

          (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (i) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

     (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

     (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the Common Shares and other capital stock or securities, cash or property of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities, cash or property of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and other capital stock or securities, cash or property upon the occurrence of the event requiring such adjustment.

     (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the Current Market Price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable or exercisable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Common Shares shall, if practicable, not be taxable to such shareholders.

     (m) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) directly or indirectly sell, lease or otherwise transfer or dispose of, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person, if at the time of or immediately after such consolidation, merger, sale, lease, transfer or disposition there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     (n) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 of this Agreement, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Separation Date (i) declare a dividend or distribution on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Separation Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to the event by a fraction, (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and
(2) the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of the event.

     (p) Whenever an adjustment is made as provided in Sections 11, 12 and 13 of this Agreement, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for the adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of the certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 of this Agreement. The Rights Agent shall be fully protected in relying on the certificate and on any adjustment therein contained.

     Section  14.  Fractional Rights and Fractional Shares.

     (a) In no case shall the Company be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which fractional Rights would have been otherwise issuable.

     (b) The Company shall not be required to issue fractions of shares of Preferred Shares or Common Shares, as the case may be, upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares.
In lieu of fractional shares of Preferred Shares or Common Shares, as the case may be, the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Current Market Price of one Common Share as of the date of such exercise.

     (c) The holder of a Right by its acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of the Common Shares); and any registered holder of a Rights Certificate (or, prior to the Separation Date, of the Common Shares) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of Common Shares;

     (b) after the Separation Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

     (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any order, decree or ruling lifted or otherwise overturned.

     Section 17. Rights Holder Not Deemed a Shareholder. Except as otherwise expressly provided in this Agreement, no holder of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Shares or Common Shares or any other securities of the Company, as the case may be, which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until and only to the extent that the Right or Rights evidenced by the Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the rights and the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall be paid by the Company.

     The Rights Agent may conclusively rely upon, and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon, any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that the corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time the successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver the Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign the Rights Certificates either in the name of the predecessor or in its name as successor Rights Agent; and in all such cases the Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at that time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign the Rights Certificates either in its prior name or in its changed name; and those Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with the opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, the fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and the certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance thereon.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except its countersignature), but all statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under Sections 11 or 13 of this Agreement or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require an adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of an adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of funds or adequate indemnification against the risk or liability is not reasonably assured to it.

     (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate thereof) under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of the fact, event or determination.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and at the expense of the Company, to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, by registered or certified mail, and to the holders of the

Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by the court, shall be a corporation organized and doing business under the laws of the United States or of the State of Wisconsin (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Wisconsin), in good standing or in active status, as the case may be, which is authorized under the laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of the appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Agreement.

     Section  23.  Redemption and Termination.

     (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Central Standard time, on the earlier of (i) the tenth day following the Stock Acquisition Date, subject to extension by the Board of Directors for a period of time, or (ii) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"). Notwithstanding anything in this Agreement to the contrary, no Rights may be exercised at any time that the Rights are subject to redemption in accordance with the terms of this Agreement.

     (b) Immediately upon the action of the Board of Directors of the Company extending the redemption period pursuant to Section 23(a)(i), evidence of which shall have been filed with the Rights Agent, the Company shall issue a press release indicating the date to which the Board of Directors has extended its right to redeem the Rights.

     (c) Notwithstanding anything in this Agreement to the contrary, no redemption of the Rights shall be permitted after 5:00 P.M., Central Standard time, on the earlier of (i) the tenth day following the Stock Acquisition Date, subject to extension by the Board of Directors for a period of time up to, but not exceeding, ten additional days, or (ii) the Expiration Date.

     (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of
the holders of Rights shall be to receive the Redemption Price.   Within 10 days
after the action of the Board of Directors ordering the redemption of the Rights, the Company shall mail notice of the redemption to the Rights Agent and the holders of the then outstanding Rights to all holders at their last addresses as they appear upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. In any case, failure to give notice to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem for value any Rights at any time, in any manner, other than that specifically set forth in this Section 23, and neither the Company nor any of its Affiliates or Associates may acquire or purchase for value any Rights at any time, in any manner, other than in connection with the purchase of associated Common Shares prior to the Separation Date.

     Section  24.  Exchange.

     (a) The Company may, at its option, but subject to receipt of any required regulatory approvals, by action of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being herein referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect an exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee plan of the Company or of a Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any employee plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50 percent or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of Rights shall be to receive that number of Common Shares equal to the number of such Rights held by the holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of the exchange. The Company promptly shall mail a notice of any exchange to all of the holders of Rights at their last addresses as they appear upon the registry books of Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

     (c) The Company shall not be required to issue fractions of shares of Preferred Shares or Common Shares, as the case may be, or to distribute certificates which evidence fractional Preferred Shares or Common Shares. In lieu of fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole Common Share.

     Section  25.  Notice of Certain Events.

     (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares, or (ii) to offer to the holders of Common Share rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Shares, or (iv) to effect any Flip-Over Event, or
(v) to effect the liquidation, dissolution or winding up of the Company, then, in each case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26, a notice of the proposed action, which shall specify the record date for the purposes of the stock dividend, distribution of rights or warrants, or the date on which the reclassification, Flip-Over Event, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any date is to be fixed, and the notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any other action, at least 20 days prior to the date of the taking of the proposed action or the date of participation therein by the holders of the Common Shares whichever shall be the earlier.

     (b) Upon the occurrence of a Flip-In Event or a Flip-Over Event, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of the event and the consequences thereof to holders of Rights under Sections 11 or 12 of this Agreement, as the case may be.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing with the Rights Agent) as follows:

          APW Ltd.
          N22 W23685 Ridgeview Parkway West
          Waukesha, WI  53188-1013
          Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Firstar Bank N.A.
          1555 North River Center Drive, Suite 301
          Milwaukee, WI 53212
          Attention: Ms. Barbara Bahr

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the holder's address as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent and the Rights Agent shall deliver to the Company a copy of any notice or demand it delivers to the holder of any Rights Certificate.

     Section 27. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent shall if the company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this
Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided, that no such supplement or amendment pursuant to this clause (iii)
--------
shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Notwithstanding the other provisions of this
Section 27, the Board shall retain the right to amend the Purchase Price for a period of six (6) months from the date hereof.

     Section 28. Determination and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not to redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations which are done by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent and holders of the Rights and all other interested parties and shall not subject the Board of Directors of the Company to any liability to the holders of the Rights.

     Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Shares).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of Bermuda and for all purposes shall be governed by and construed in accordance with the laws of Bermuda applicable to contracts made and to be performed entirely within Bermuda.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of which shall for all purposes be deemed to be an original, and all counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                               *    *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

FIRSTAR BANK N.A.                     APW LTD.



By: /s/ Keith Maurmeir                By: /s/ Richard G. Sim
   -----------------------------         ------------------------------------
Name: Keith Maurmeir                  Name: Richard G. Sim
Title: Vice President                 Title: President and Chief Executive
                                               Officer

Attest:                               Attest:

By: /s/ Robert Jones                  By: /s/ Anthony W. Asmuth
   -----------------------------         ------------------------------------
Name: Robert Jones                    Name: Anthony W. Asmuth
Title: Vice President                       Title: Assistant Secretary

                                   Exhibit A

                                   ---------

                                  CERTIFICATE

                                      of

                           DESIGNATION, PREFERENCES,
                        LIMITATIONS AND RELATIVE RIGHTS

                                      of

           SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED SHARES

                                      of

                                   APW LTD.

                             ---------------------

     APW Ltd., a company continued and existing under the laws of Bermuda (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company at a meeting duly called and held on 17 July, 2000:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Bye-laws of the Company, the Board of Directors hereby creates a series of Cumulative Preferred Shares, par value $0.01 per share (the "Preferred Shares"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     "Series A Junior Participating Cumulative Preferred Shares:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be One Million (1,000,000). Subject to the Companies Act 1981 and the Bye-Laws of the Company, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares necessary for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

     Section 2.     Dividends and Distributions.

                    (A) Subject to the rights of the holders of any shares of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares, in preference to the holders of Class A Common Shares, par value $0.01per share (the "Common Shares"), of the Company, and of any other junior shares, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends payable in cash quarterly on the first days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                    (B) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

                    (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to

                    10,000 votes on all matters submitted to a vote of the Members of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                    (B) Except as otherwise provided herein, in any other amendment creating a series of Preferred Shares or any similar shares, or by law or by the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of Members of the Company.

                    (C) Except as set forth herein or as otherwise provided by law, the holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

        Section 4.  Certain Restrictions.

                    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, of Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

                         (i) declare or pay dividends, or make any other distributions, on any shares of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                         (ii) declare or pay dividends, or make any other distributions, on any shares of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding
                         up) to the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding
                         up) to the Series A Preferred Shares; or

                         (iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein, in the Bye-Laws, or in any other amendment creating a series of Preferred Shares or any similar shares or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of

Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 8. Redemption. The Series A Preferred Shares shall not be redeemable.

     Section 9. Rank. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Shares.

     Section 10. Amendment. The Bye-Laws of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

                                                                      Exhibit  B

                         [Form of Rights Certificate]

Certificate No. R-                                                        Rights

     NOT EXERCISABLE AFTER JULY 17, 2010 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN.

     THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

     THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS THE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.


                              RIGHTS CERTIFICATE

                                   APW LTD.


     This certifies that                                  or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 17, 2000 (the "RIGHTS AGREEMENT") between APW Ltd., a Bermuda corporation (the "COMPANY"), and Firstar Bank N.A. (the "RIGHTS AGENT"), unless notice of redemption shall have been previously given by the Company, to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Central Standard time) on _________________ at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one one-ten thousandth fully paid nonassessable share of the Preferred Share, par value $.01 per share, of the Company (the "PREFERRED STOCK"), at a purchase price of $225.00 per share (the "PURCHASE PRICE") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid by certified bank check or money order payable to the order of the Company.

     The number of Rights evidenced by this Rights Certificate (and the number of Common Shares which may be purchased upon exercise thereof) and the Purchase Price set forth above have been determined as of ________, ____, based on the Common Shares of the Company as constituted at that date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Shares or Common Shares or other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned, on or after the earlier of the Separation Date and the Stock Acquisition Date, by an Acquiring Person or an Affiliate, Associate or direct or indirect transferee of an Acquiring Person, the Rights may become null and void and the holder of the Right (including any subsequent holder) shall not have any right with respect to the Right.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used in this Rights Certificate have the same meanings as such terms are defined in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Shares or Common Shares or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled the holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0001 per Right at any time prior to the earlier of (i) the close of business on the tenth day following the time it becomes public that an Acquiring Person has become such (with the possibility of an extension for an additional ten days) and (ii) the Expiration Date.

     No fractional shares of Preferred Shares or Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company will make a cash payment, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends or shall be deemed, for any purpose, the holder of Preferred Shares or Common Shares or of any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Rights Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Common Shares or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________, ____.

                                    APW LTD.


                                    By:____________________________________

                                    Title:  President and Chief Executive
                                             Officer
ATTEST:


 _________________________
               , Secretary

Countersigned:


By:________________________
     Firstar Bank N.A.
     Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT


     (To be executed by the registered holder if the holder desires to transfer the Rights Certificates.)

     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers ____________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Rights Certificate on the books of the Company, with full power of substitution.

Dated:                   , ____



                                    Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                  , ____                     Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Rights represented by this Rights Certificate)

To:  APW Ltd.

     The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Rights Certificate to purchase the Common Shares or other securities, cash or other property issuable upon the exercise of the Rights and requests that certificates for the shares or other securities be issued in the name of, and such cash or other property be paid to:

Please insert social security or other identifying number



                        (Please print name and address)



If the number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of the Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number



                        (Please print name and address)



Dated:                  , ____

                                    Signature
                                    (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _________, ____                  Signature  ______________________



Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

     The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                                                                       Exhibit C
                            SUMMARY OF RIGHTS PLAN

     The Board of Directors of APW declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock on July 21, 2000. Each Right entitles the registered holder to purchase from the Company one one-ten thousands of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of [$225.00] per one one-ten thousands of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Firstar Bank N.A., as Rights Agent (the "Rights Agent").

                               TRIGGERING EVENTS

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions) (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on July 17, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended

                                      C-1-
or unless the Rights are earlier redeemed by the Company, in each case, as described below.

                             Adjustment Provisions

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-ten thousands of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     The number of outstanding Rights and the number of one one-ten thousands of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                       Dividends, Liquidation and Voting

     Preferred Shares purchasable upon exercise of the Rights are not redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share plus an amount equal to accrued and unpaid dividends thereon but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount

                                      C-2-
received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-ten thousands interest in a Preferred Share purchasable upon exercise of each Right hold approximate the value of one Common Share.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a Shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                              Flip-Over Provision

     In the event that (i) any person becomes an Acquiring Person or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two times the exercise price of the Right. In the event that, after a person or a group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or transferred (subject to certain exceptions), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Class A common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

                             Redemption Provisions

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a

                                      C-3-
price of $0.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                              Amendment Provisions

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons, (ii) 10%, and (iii) modify the Expiration Date, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                                      C-4-